FOR IMMEDIATE RELEASE

Diversified Restaurant Holdings Reports Fourth Quarter
and Fiscal Year 2016 Results

Operating profit in 2016 increases 2.6 times and
operating margin more than doubles on higher revenue and lower costs

SOUTHFIELD, MI, March 10, 2017 -- Diversified Restaurant Holdings, Inc. (NASDAQ: SAUC) ("DRH" or the "Company"), the largest franchisee for Buffalo Wild Wings® ("BWW") with 64 stores across five states, today announced results for its fourth quarter and fiscal year ended December 25, 2016 (“2016”). On December 25, 2016, DRH completed the spinoff of its former subsidiary, Bagger Dave’s Burger Tavern, Inc., which is now reported as discontinued operations.

Results from continuing operations for 2016, versus the same period a year ago, were:

•	Total revenue increased 15% to $166.5 million

•	Same-store sales decreased 3.0%

•	Restaurant-level EBITDA increased 8.7% to $32.3 million (1)

•	Restaurant-level EBITDA margin decreased 1.1 points to 19.4%

•	Operating profit increased 157.3% to $7.3 million

•	Adjusted EBITDA improved 8.0% to $23.3 million (1)

Improvements in total revenue, EBITDA and operating profit were impacted, in part, by the inclusion of a full year of operations for 18 restaurants acquired in mid-2015, in addition to three new unit openings and one unit closing in 2015, and two new unit openings in 2016.

Results from continuing operations for the fourth quarter of 2016, versus the same period a year ago, were:

•	Total revenue decreased 3.6% to $40.8 million

•	Same-store sales decreased 5.4%

•	Restaurant-level EBITDA decreased 19.1% to $6.7 million (1)

•	Restaurant-level EBITDA margin decreased 2.2 points to 16.5%

•	Operating profit increased $0.6 to $0.9 million

•	Adjusted EBITDA decreased 29.8% to $4.5 million (1)

Same-store sales declined in the month of December 2016 partially as a result of unfavorable weather in the Midwest and exacerbated by the calendar shift in 2016 vs. 2015 whereby the Christmas holiday fell on a weekend and the vast majority of important sports events fell into early 2017.

(1)	See attached table for a reconciliation of GAAP net loss to Restaurant-level EBITDA and Adjusted EBITDA

David G. Burke, President and CEO, commented, “With the successful spin-off of Bagger Dave’s, we are now exclusively focused on driving strong performance and growth with our Buffalo Wild Wings franchise stores, after another strong year of growth in 2016. We will continue to tightly manage our costs and use our strong positive cash flow to reduce debt and strengthen our balance sheet, providing greater financial flexibility and enhancing our future growth potential.

“While faced with the headwinds hitting the restaurant industry, particularly in the fourth quarter, we believe we are doing what it takes to increase traffic, deliver on our value proposition and enhance the customer experience. In concert with corporate efforts, we are promoting FastBreak™ Lunch, Half-Price Wing Tuesdays®, and the Blazin' Rewards® loyalty program, all of which are attracting customers. We now offer delivery service through third parties in 24 locations, and recently began to promote large group private parties and events in many of our key markets. We also completed six renovations in 2016 and now have 27 restaurants with the newer Stadia design - another traffic booster. We expect 2017 to be a stronger year.”

Full Year 2016 Highlights (Unaudited)
($ in thousands)	2016	2015	Change	% Change
Revenue	$166,520.9	$144,800.0	$21,720.9	15.0%
Operating profit	$7,304.0	$2,838.5	$4,465.5	157.3%
Operating margin	4.4%	2.0%
Net income (loss) from continuing operations	$3,639.0	$(506.9)	$4,145.9	(60.1%)
Diluted net income (loss) per share (cont. ops.)	$0.14	$(0.02)	$—	(60.4%)

Comparable-store sales	(3.0%)	3.0%
Restaurant-level EBITDA(1)	$32,275.0	$29,681.5	$2,593.5	8.7%
Restaurant-level EBITDA margin	19.4%	20.5%
Adjusted EBITDA(1)	$23,345.2	$21,621.7	$1,723.5	8.0%
Adjusted EBITDA margin	14.0%	14.9%

Fourth Quarter 2016 Highlights (Unaudited)
($ in thousands)	Q4 2016	Q4 2015	Change	% Change
Revenue	$40,801.2	$42,303.3	$(1,502.1)	(3.6)%
Operating profit	$854.3	$279.4	$574.9	205.8%
Operating margin	2.1%	0.7%
Net income (loss) from continuing operations	$186.3	$(908.9)	$1,095.2	(60.1)%
Diluted net income (loss) per share (cont. ops.)	$0.01	$(0.03)	$—	(60.4)%

Comparable-store sales	(5.4%)	0.8%
Restaurant-level EBITDA(1)	$6,727.4	$8,319.0	$(1,591.6)	(19.1)%
Restaurant-level EBITDA margin	16.5%	19.7%
Adjusted EBITDA(1)	$4,459.9	$6,356.1	$(1,896.2)	(29.8)%
Adjusted EBITDA margin	10.9%	15.0%

(1)	See attached table for a reconciliation of GAAP net loss to Restaurant-level EBITDA and Adjusted EBITDA

Balance Sheet Highlights - Continuing Operations
Cash and cash equivalents were $4.0 million at December 25, 2016 compared with $13.5 million at 2015 year-end. Total debt decreased $5.1 million to $121.2 million at the end of 2016.
Capital expenditures were $12.5 million in 2016 and were for new restaurant development, restaurant refreshes and remodels, down from $20.2 million in 2015.

Fiscal 2017 Guidance

The Company expects the following in 2017:

•	Revenue of $173 million to $178 million

•	Restaurant-level EBITDA of $33 million to $36 million

•	Adjusted EBITDA between $23.5 million to $26.5 million

•	Capital expenditures of approximately $4 million to $6 million

◦	One new restaurant is under construction and expected to open in the second quarter

◦	Two to four remodels are planned for 2017 which are targeted at approximately $0.6 million each

Webcast, Conference Call and Presentation
DRH will host a conference call and live webcast on Friday, March 10, 2017 at 10:00 A.M. Eastern Time, during which management will review the financial and operating results for the fourth quarter and full year 2016, and discuss its corporate strategies and outlook. A question-and-answer session will follow.

A presentation that will be referenced during the conference call is available on the Company’s website at www.diversifiedrestaurantholdings.com.

The teleconference can be accessed by calling (201) 689-8562. The webcast can be monitored on the Company’s website at www.diversifiedrestaurantholdings.com.

A telephonic replay will be available from 1:00 P.M. ET on the day of the call through Friday, March 17, 2017. To listen to the archived call, dial (412) 317-6671 and enter the conference ID number 13653306, or access the webcast replay at www.diversifiedrestaurantholdings.com, where a transcript will also be posted once available.

About Diversified Restaurant Holdings, Inc.
Diversified Restaurant Holdings, Inc. is the largest franchisee for Buffalo Wild Wings Grill & Bar with 64 BWW franchised restaurants in key markets in Florida, Illinois, Indiana, Michigan and Missouri. The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.

Safe Harbor Statement
The information made available in this news release and the Company’s March 10, 2017 earnings conference call contain forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's spinoff, actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

Investor and Media Contact:
Deborah K. Pawlowski
Kei Advisors LLC
716.843.3908
dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
Revenue	$40,801,180	$42,303,292	$166,520,925	$144,800,046

Operating expenses
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage, and packaging	11,912,429	11,668,245	46,794,091	40,730,583
Compensation costs	10,195,132	10,483,229	41,307,718	35,287,202
Occupancy	2,930,147	2,780,927	11,370,223	8,935,702
Other operating costs	9,036,117	9,819,119	34,845,059	31,293,900
General and administrative expenses	2,368,613	2,217,483	9,265,432	11,385,201
Pre-opening costs	(54,758)	292,225	599,279	1,439,390
Depreciation and amortization	3,484,290	4,464,324	14,696,846	11,922,548
Impairment and loss on asset disposals	74,935	298,323	338,306	967,035
Total operating expenses	39,946,905	42,023,875	159,216,954	141,961,561

Operating profit	854,275	279,417	7,303,971	2,838,485

Interest expense	(1,438,919)	(1,377,518)	(5,763,684)	(4,214,452)
Other income (expense), net	(259,886)	39,408	(172,031)	785,591

Income (loss) from continuing operations before income taxes	(844,530)	(1,058,693)	1,368,256	(590,376)
Income tax benefit	(1,030,816)	(149,762)	(2,270,792)	(83,514)
Income (loss) from continuing operations	186,286	(908,931)	3,639,048	(506,862)

Discontinued operations
Loss from discontinued operations before income taxes	(5,633,088)	(15,023,466)	(10,226,996)	(25,588,123)
Income tax benefit	(585,467)	(6,377,141)	(585,467)	(9,902,493)
Loss from discontinued operations	(5,047,621)	(8,646,325)	(9,641,529)	(15,685,630)

Net loss	$(4,861,335)	$(9,555,256)	$(6,002,481)	$(16,192,492)

Basic earnings (loss) per share from:
Continuing operations	$0.01	$(0.03)	$0.14	$(0.02)
Discontinued operations	$(0.19)	$(0.33)	$(0.37)	$(0.60)
Basic net loss per share	$(0.18)	$(0.36)	$(0.23)	$(0.62)

Fully diluted earnings (loss) per share from:
Continuing operations	$0.01	$(0.03)	$0.14	$(0.02)
Discontinued operations	$(0.19)	$(0.33)	$(0.37)	$(0.60)
Fully diluted net loss per share	$(0.18)	$(0.36)	$(0.23)	$(0.62)

Weighted average number of common shares outstanding
Basic	26,663,482	26,294,530	26,491,549	26,211,669
Diluted	26,663,482	26,294,530	26,491,549	26,211,669

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 25, 2016	December 27, 2015
ASSETS
Current assets
Cash and cash equivalents	$4,021,126	$13,499,890
Accounts receivable	276,238	247,323
Inventory	1,700,604	1,598,379
Prepaid and other current assets	1,305,936	1,314,463
Current assets, discontinued operations	—	1,714,429
Total current assets	7,303,904	18,374,484

Deferred income taxes	16,250,928	4,368,683
Property and equipment, net	56,630,031	59,272,611
Intangible assets, net	2,666,364	2,844,963
Goodwill	50,097,081	50,097,081
Other long-term assets	233,539	987,499
Long-term assets, discontinued operations	—	29,827,174
Total assets	$133,181,847	$165,772,495

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,995,846	$5,960,310
Accrued compensation	2,803,549	2,408,476
Other accrued liabilities	2,642,269	2,235,351
Current portion of long-term debt	11,307,819	9,891,825
Current portion of deferred rent	194,206	207,045
Current liabilities, discontinued operations	—	4,143,577
Total current liabilities	20,943,689	24,846,584

Deferred rent, less current portion	2,020,199	1,899,623
Unfavorable operating leases	591,247	671,553
Other liabilities	3,859,231	3,755,888
Long-term debt, less current portion	109,878,201	116,364,165
Long-term liabilities, discontinued operations	—	1,634,330
Total liabilities	137,292,567	149,172,143

Stockholders' equity (deficit)
Common stock - $0.0001 par value; 100,000,000 shares authorized; 26,632,222 and 26,298,725, respectively, issued and outstanding	2,610	2,597
Additional paid-in capital	21,355,270	36,136,319
Accumulated other comprehensive loss	(934,222)	(1,006,667)
Accumulated deficit	(24,534,378)	(18,531,897)
Total stockholders' equity (deficit)	(4,110,720)	16,600,352

Total liabilities and stockholders' equity	$133,181,847	$165,772,495

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation between Net Loss and Adjusted Net Income (loss), Adjusted EBITDA, and Adjusted Restaurant-Level EBITDA

	Three Months Ended (unaudited)		Fiscal Year Ended (unaudited)
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
Net loss	(4,861,335)	(9,555,256)	(6,002,481)	(16,192,492)
+ Loss from discontinued operations	5,047,621	8,646,325	9,641,529	15,685,630
+ Income tax benefit	(1,030,816)	(149,762)	(2,270,792)	(83,514)
+ Interest expense	1,438,919	1,377,518	5,763,684	4,214,452
+ Other (income) expense, net	259,886	(39,408)	172,031	(785,591)
+ Loss on disposal of property and equipment	74,935	298,323	338,306	967,035
+ Depreciation and amortization	3,484,290	4,464,324	14,696,846	11,922,548
EBITDA	4,413,500	5,042,064	22,339,123	15,728,068
+ Pre-opening costs	(54,758)	292,225	599,279	1,439,390
+ Non-recurring expenses (Restaurant level)	—	767,235	71,184	1,128,805
+ Non-recurring expenses (Corporate level)	101,179	254,556	335,655	3,325,393
Adjusted EBITDA	4,459,921	6,356,080	23,345,241	21,621,656
Adjusted EBITDA margin (%)	10.9%	15%	14%	14.9%
+ General and administrative	2,368,613	2,217,483	9,265,432	11,385,201
+ Non-recurring expenses	(101,179)	(254,556)	(335,655)	(3,325,393)
Restaurant–Level EBITDA	6,727,355	8,319,007	32,275,018	29,681,464
Restaurant–Level EBITDA margin (%)	16.5%	19.7%	19.4%	20.5%

(1)Note: There were additional one-time expenses related to the acquisition that were identified or reassigned after the close of the Third Quarter 2015 that have an impact on each quarter of 2015 and has been added to represent the true full year 2015 Adjusted Restaurant-Level EBITDA, Adjusted EBITDA, and Adjusted Net Income.
(2) Adjusted Restaurant-Level EBITDA represents net income (loss) attributable to DRH plus the sum of non-restaurant specific general and administrative expenses, restaurant pre-opening costs, loss on property and equipment disposals, the change in fair value of derivative instruments, depreciation and amortization, other income and expenses, interest, taxes, income attributable to noncontrolling interest and non-recurring expenses related to acquisitions, equity offerings or other non-recurring expenses. Adjusted EBITDA represents net income (loss) attributable to DRH plus the sum of restaurant pre-opening costs, loss on property and equipment disposals, the change in fair value of derivative instruments, depreciation and amortization, other income and expenses, interest, taxes, income attributable to noncontrolling interest, and non-recurring expenses. Adjusted Net Income represents net income (loss) attributable to DRH plus the tax adjusted sum of non-recurring expenses that exist in Adjusted Restaurant-Level EBITDA, Adjusted EBITDA, non-recurring expenses that occur outside of EBITDA, loss on property and equipment disposals, and restaurant pre-opening costs. We are presenting Adjusted Restaurant-Level EBITDA and Adjusted EBITDA, and Adjusted Net Income, which are not presented in accordance with GAAP, because we believe they provide an additional metric by which to evaluate our operations. When considered together with our GAAP results and the reconciliation to our net income, we believe they provide a more complete understanding of our business than could be obtained absent this disclosure. We use Adjusted Restaurant-Level EBITDA, Adjusted EBITDA, and Adjusted Net Income together with financial measures prepared in accordance with GAAP, such as revenue, income from operations, net income, and cash flows from operations, to assess our historical and prospective operating performance and to enhance the understanding of our core operating performance. Adjusted Restaurant-Level EBITDA, Adjusted EBITDA, and Adjusted Net Income are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash depreciation and amortization expenses; (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) they are used internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.
Additionally, we present Adjusted Restaurant-Level EBITDA because it excludes the impact of general and administrative expenses and restaurant pre-opening costs, which is non-recurring . The use of Adjusted Restaurant-

Level EBITDA thereby enables us and our investors to compare our operating performance between periods and to compare our operating performance to the performance of our competitors. The measure is also widely used within the restaurant industry to evaluate restaurant level productivity, efficiency, and performance. The use of Adjusted Restaurant-Level EBITDA, Adjusted EBITDA, and Adjusted Net Income as performance measures permits a comparative assessment of our operating performance relative to our performance based on GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structure and cost of capital (which affect interest expense and tax rates) and differences in book depreciation of property and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management team believes that Adjusted Restaurant-Level EBITDA and Adjusted EBITDA facilitate company-to-company comparisons within our industry by eliminating some of the foregoing variations.
Adjusted Restaurant-Level EBITDA, Adjusted EBITDA, and Adjusted Net Income are not determined in accordance with GAAP and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing, or financing activities, or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP. Neither Adjusted Restaurant-Level EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to us to invest in the growth of our business. Adjusted Restaurant-Level EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies and our presentation of Adjusted Restaurant-Level EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual items. Our management recognizes that Adjusted Restaurant-Level EBITDA and Adjusted EBITDA have limitations as analytical financial measures.